UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2020

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 30, 2020, Novavax, Inc. (the “Company”) entered into a supply and license agreement (the “Supply and License Agreement”) with Serum Institute of India Private Limited (“SIIPL”), under which it granted exclusive and non-exclusive licenses to SIIPL for the development, co-formulation, filling and finishing, registration and commercialization of its NVX-CoV2373 vaccine product for the SARS-CoV-2 virus (the “Product”). SIIPL will purchase the two components of the Product (the antigen drug substance and Matrix-M™ adjuvant) from the Company and the parties will equally split the revenue from sale of the Product by SIIPL in its licensed territory, net agreed costs.

The licenses granted by the Company to SIIPL provide (i) exclusive rights in India during the term of the Supply and License Agreement, and (ii) non-exclusive rights (a) during the “Pandemic Period” (as declared by the World Health Organization) in all countries other than specified countries designated by the World Bank as upper-middle or high-income countries, with respect to which the Company retains rights, and (b) after the Pandemic Period, in countries designated as low or middle-income by the World Bank. Following the Pandemic Period, the Company may notify SIIPL of any bona fide opportunities for the Company to license the Product to a third party in such low and middle-income countries and SIIPL would have an opportunity to match or improve such third party terms, failing which, the Company would have the discretion to remove one or more non-exclusive countries from SIIPL’s license.

SIIPL is responsible for the development, co-formulation, filling and finishing, registration and commercialization of the Products in its licensed territory, subject to oversight from a joint steering committee composed of representatives of the Company and SIIPL. SIIPL will use commercially reasonable efforts to develop and obtain regulatory approval for the Product in the countries in its licensed territory. The Supply and License Agreement includes customary representations and warranties of the Company and SIIPL along with certain customary covenants, including confidentiality, limitation of liability and indemnity provisions. The Supply and License Agreement will expire on a country-by-country basis 15 years following the first commercial sale of the Product in such country. Upon expiration, SIIPL will retain a fully-paid, non-exclusive license that continues its manufacturing and commercialization rights on a country-by-country basis in SIIPL’s licensed territory.

The foregoing description of material terms of the Supply and License Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

Date: August 5, 2020	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary